Exhibit 3.3

CUSIP 28138P 10 0 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF Educate, Inc. (herein called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and all of the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation, as amended from time to time, to which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: Chief Financial Officer Chief Executive Officer Countersigned and Registered: LaSalle Bank National Association Transfer Agent and RegistrarBy Authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	– as tenants by the entireties		(Cust)	(Minor)
JT WROS	– as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares of Common Stock

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated,

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.